UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 17, 2016, Intrexon Corporation (the “Company”) announced that Geno J. Germano has been appointed as President of the Company, effective as of June 1, 2016. As President, Mr. Germano will assume primary responsibilities in overseeing each of the Company’s sectors—Health, Food, Energy, Consumer and Environment—with each sector, and the office of the Chief Operating Officer, reporting directly to him. The Company also announced that it expects Mr. Germano eventually will become the Chief Executive Officer (“CEO”) of the Company upon the transition of Randal J. Kirk, the Company’s current CEO and Chairman of the Board, into the role of Executive Chairman, subject to the approval of the Board of Directors.

Mr. Germano, 55, previously served as Group President, Global Innovative Pharma Business at Pfizer Inc., a global pharmaceutical corporation, since 2014, and as President and General Manager, Specialty Care and Oncology at Pfizer from 2009 through 2013. Prior to that, he held various senior leadership positions at Wyeth Pharmaceuticals and Johnson & Johnson.

As provided in an offer letter to which the Company and Mr. Germano are parties, Mr. Germano will receive annualized cash compensation of $1,000,000 and an initial stock option grant of 2 million options, vesting over four years in 25% increments. Should Mr. Germano not become the CEO of the Company within 24 months of the date of his employment and he choose to terminate his employment, Mr. Germano will receive a lump sum payment equivalent to 12 months of his base salary, full vesting of the stock options granted to him in connection with the start of his employment and any bonus awarded but not yet paid. Should the Company terminate his employment without “Cause” (as defined in the offer letter), Mr. Germano will receive a lump sum payment equivalent to 12 months of his base salary, vesting of the portion of stock options granted to him in connection with the start of his employment that would have vested on the next anniversary of his employment following the date of such termination and any bonus awarded but not yet paid. Mr. Germano is eligible to participate in the Company’s employee benefits programs consistent with other senior executives of the Company.

A copy of the press release announcing his appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Intrexon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Intrexon Corporation.